- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               ----------------

                         SANTA FE PACIFIC CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         SANTA FE PACIFIC CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

                               ----------------

Payment of Filing Fee (Check the appropriate box):(/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
  2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
  4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

(/1/The)filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

(/2/For)purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ration of 0.27).

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: ..........
  2) Form, Schedule or Registration
     Statement No.: ...................
  3) Filing Party: ....................
  3) Date Filed: ......................

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                    [LOGO OF SANTA FE PACIFIC CORPORATION]




                                          October 17, 1994




RE: Voting Instructions to the Trustee of The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees and The Atchison, Topeka and Santa Fe Railway Company-Brotherhood of Locomotive Engineers 401(k) Retirement Plan (the "Plans")

TO:  Participants in the Plans

     As a participant in one of the above Plans, you are entitled to direct the voting of shares of Santa Fe Pacific Corporation common stock ("Company Stock") allocated to your Plan account(s). In order for you to direct the voting of these shares at the Special Meeting of Stockholders of Santa Fe Pacific Corporation (the "Company"), to consider and vote upon a proposed merger of the Company and Burlington Northern, Inc., you must give your voting instructions to the Vanguard Fiduciary Trust Company, which, as Trustee under the Plans, is (through its nominee) the record owner of the Company Stock held by the Plans.

     Enclosed for your consideration and use in this regard are the following items:

     1. The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated October 12, 1994 for this Special Meeting.

     2. A Proxy Card upon which you are invited to record your confidential voting instructions to the Trustee with respect to your shares of Company Stock in the Plans. Shares credited to a participant in the Plans will be voted as a participant directs, provided that any such direction (or any revocation of a prior direction) must be received by 5:00 p.m., New York time on November 14, 1994.

     3. A self-addressed, postage-paid envelope for your use in returning the enclosed Proxy Card to the Company's transfer agent, which is tabulating the voting instructions for the Trustee.

     NOTE: The enclosed Proxy Card cannot be voted at the meeting, but is valid only to instruct the Trustee how to vote your Plan shares. The enclosed Proxy Card is in addition to any Proxy Card you may receive with respect to other Company Stock you may own.